NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER 104

0104

Extreme
HOME STAGING, INC.

SHARES

200,000

AUTHORIZED COMMON STOCK:
200,000,000 SHARES
PAR VALUE: $.0001

CUSIP NO. 30226N 10 4

Countersigned & Registered
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada
TRANSFER AGENT AND REGISTRAR

By: ____________________

THIS CERTIFIES THAT

IS THE RECORD HOL

ID ***

Shares of **EXTREME HOME STAGING, INC.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: November 29, 2007

EXTREME HOME STAGING, INC.
CORPORATE
Seal
NEVADA

SECRETARY

PRESIDENT